Conformed Copy


                                      LEASE


        Dated:              November 1, 1993

        Landlord:           HUFCOR, INC.

        Tenant:             NEWCO, INC.

        Leased Premises:    Approximately 45,000 square feet of floor area in
                            the building located at 2101 Kennedy Road, Janesville, Wisconsin (the "Building") as shown on Exhibit A attached hereto.

        Use: Warehouse uses in connection with Tenant's business together with limited production operations in accordance with Paragraph 30 below.

        Term: One year commencing November 1, 1993, and ending October 31, 1994, unless extended in accordance with Paragraph 20 below.

        Rental:             $11,849.00 per month

   IT IS MUTUALLY AGREED AND UNDERSTOOD BETWEEN THE LANDLORD AND THE TENANT:

             1. The Landlord hereby leases to the Tenant the leased premises for the term and at the rental set forth above upon the provisions herein contained, each of which shall be both covenants and conditions, and the Landlord and the Tenant covenant and agree to be bound by and perform each and every provision hereof to be performed by them.

             2. The Tenant agrees to pay the rental in the amount above prescribed in advance on or before the first day of each and every month during the lease term at Landlord's address hereinafter set forth for the giving of notice.

             3. Tenant has examined the leased premises, knows the condition thereof, and accepts the same in as is condition. No representation or warranties as to the condition or repair of said premises have been made by the Landlord or its agent prior to or at the execution of this Lease that are not herein expressed. Landlord shall not be required to recondition or rework the leased premises in any manner whatsoever for Tenant's use.

             4. Tenant shall, at its own cost and expense, comply promptly and conform with all present and future laws, ordinances, rules, requirements and regulations of the federal, state, county and city governments and of any and all other governmental authorities or agencies affecting the leased premises or its use and Tenant shall, at its own cost and expense, make all additions, alterations or changes to the leased premises or any portion thereof as may be required by any governmental authority or agency and shall comply promptly with all present and future orders, rules, rulings, regulations and directives of any governmental authority or agency.

             5. The leased premises shall be used for the purpose set forth above and for no other purpose without the written consent of the Landlord had and obtained. Nothing shall be done, used or suffered in or upon the leased premises which shall invalidate any insurance or which shall increase the rate of insurance thereon or disturb, annoy, or interfere with the rights of any tenants or occupants of the building of which the leased premises are a part or of neighboring property, or injure the reputation of said building, or tend to do any of said things, and the leased premises shall not be used for any unlawful purpose. Landlord does not warrant or represent that the leased premises may be used for the purpose set forth above.

             6. The Landlord or its agents shall have access to the leased premises for the following purposes: (a) to make repairs, alterations or improvements, and (b) to display the same for sale, mortgage, or rental purposes. The Tenant agrees that during the last thirty (30) days of the term or any extended period thereof, it will permit the Landlord or its agents to place a notice in the front of said premises which shall not interfere with the Tenant's business, offering the same "For Sale" or "for Rent," thereon without hindrance or molestation.

             7. No alterations shall be made to the leased premises by the Tenant except with the written consent of the Landlord first had and obtained. In the event Landlord consents to any alterations by Tenant, then the same must be made at Tenant's own cost and expense and in a good workmanlike manner in accordance with the laws, ordinances and codes relating thereto and free from any claim or claims for mechanics' liens. Any improvements resulting from said alterations shall belong to and become the property of the Landlord when so made.

             8. Landlord shall not be liable for any damage occasioned by failure to keep said premises in repair, and shall not be liable for any damage done or occasioned by or from plumbing, gas, water, steam or other pipes, or sewerage, or the bursting, leaking or running of any tank, washstand, water closet, wastepipe, sprinkler system or other pipes or equipment in, above, upon or about said premises, nor damage occasioned by water, snow or ice being upon or coming through the roof, sky-light, trap door or otherwise, or for any damage arising from acts or neglect of Landlord or co-tenants or other occupants of the building or any part of the leased premises. All personal property upon the leased premises shall be at the risk of the Tenant only and Landlord shall not be liable for any theft thereof or loss or damage thereto. Landlord shall not be liable for any damage or injury done or occasioned to any person or persons on or about the leased premises from any cause of happening whatsoever.

             9. Tenant shall not (a) assign this Lease or any interest under it; (b) sublet the leased premises or any part thereof; (c) allow any transfer hereof or any lien upon Tenant's interest by operation of law or otherwise; or (d) permit the use of occupancy of the leased premises or any part thereof by anyone other than Tenant.

             10. Tenant shall, at its own cost and expense, during the term hereof, carry a policy of comprehensive general public liability insurance naming the Landlord, any other parties in interest designated by Landlord, and Tenant as the insureds of not less than $1,000,000.00 single limit. Said policies shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be with an insurance company approved by the Landlord and copies of the paid-up policies evidencing such insurance or a certificate of the insurer certifying to the insurance of such policies shall be delivered to Landlord prior to commencement of Tenant's occupancy or commencement of the lease term, whichever is sooner, and, with respect to renewals, not less than thirty (30) days prior to the expiration of such coverage.

             11. Tenant shall and will keep and save the Landlord harmless against all penalties, claims or demands of whatsoever nature that may be made against it from and after the commencement of this Lease, arising from or growing out of the use of the leased premises, including any failure by the Tenant to keep, perform and observe each and every one of the covenants, agreements and conditions herein contained on its part to be kept, performed and observed. The foregoing indemnity shall include all costs incurred by Landlord in the event any actions or proceedings are brought against Landlord, including, but not limited to, attorneys' fees incurred by Landlord.

             12. Tenant shall not place or erect any signs on the premises without prior written consent of the Landlord. In the event Landlord consents to Tenant placing or erecting a sign or signs, such sign or signs shall be in accordance with the laws and ordinances regulating the same, and shall not interfere with other tenants in and about the premises. At the end of the term, Tenant shall remove all signs so placed or erected and repair any damage to the leased premises caused by reason of such removal.

             13. In case the leased premises of the Building shall be partially or wholly destroyed by fire or by the elements, Landlord shall have the option (a) to repair the same and abate a just or proportionate part of the rent until the premises have been put in repair, or (b) to terminate and cancel this Lease.

             14. If the Building or leased premises or any part thereof shall be condemned by any governmental agency or political subdivision, or under threat of such condemnation, then and in that event, Landlord shall have the option to terminate and cancel this Lease. In the event Landlord does not terminate and cancel this Lease as aforesaid, then the same shall remain in full force and effect and Tenant shall not be entitled to or have any interest in any award or proceeds of sale in the event of a sale in lieu of condemnation.

             15. Tenant shall keep said premises in a clean tenantable condition and shall not allow any garbage, rubbish, refuse, dirt, papers, boxes or cardboard of any kind to accumulate in or about the leased premises, or the building of which the leased premises are a part, and Tenant shall, at its own cost and expense, cause said garbage, rubbish, refuse, dirt, papers, boxes or cardboard to be promptly and continuously removed from the leased premises.

             16.  [Intentionally omitted.]

             17. No holding over by Tenant shall operate to renew or extend this Lease without written consent of Landlord endorsed hereon, and Tenant further agrees and covenants that at and upon the date of expiration of the term herein, it will surrender and deliver up the leased premises to Landlord in good repair and condition. Holding over in any event without consent as aforesaid shall be construed to be that of month-to-month tenant.

             18. Should Tenant or any guarantor of this Lease be adjudged bankrupt or insolvent under the laws of the United States or any stated or make a general assignment or similar transfer for the benefit of creditors; or should a receiver be appointed for Tenant or any guarantor of this Lease, or should Tenant's estate hereunder or the estate of any guarantor of this Lease be sequestered or taken under execution or other legal process, this Lease and all of Tenant's right hereunder shall, at Landlord's option, be terminated and forfeited immediately, and all payment theretofore made hereunder by Tenant shall belong to and be retained by Landlord, which shall have the right immediately to re-enter and take possession of the leased premises.

             19. If Tenant fails to pay rent when due or abandons the leased premises or commits waste, or breaches any other of the terms, conditions, covenants or provisions of this Lease, the Landlord may, at its option, repossess the leased premises and/or terminate the tenancy created by this Lease if Landlord gives Tenant notice requiring him to pay the rent, repair the waste, or otherwise comply with this Lease on or before a date at least five (5) days after the giving of the notice, and if Tenant fails to comply with the notice. In the event of a breach of a covenant or condition of this Lease which requires more than the payment of money to cure and which cannot be cured within five (5) days, the Tenant is deemed to be complying with the notice if, promptly upon the receipt of such notice, Tenant immediately takes reasonable steps to cure the default and proceeds thereafter continuously with reasonable diligence to cure the default. Failure to send a notice shall not be construed as a waiver of such breach or as to any subsequent breach. In the event Landlord repossesses the premises as aforesaid, said repossession shall not affect Tenant's liability for past rent due or future rent to accrue under this Lease, but the same shall continue as if such repossession had not taken place. The provisions herein shall be in addition and without prejudice to any other fights and remedies Landlord may have.

             20. The terms "Landlord" and "Tenant" when used herein shall be taken to mean either singular or plural, masculine or feminine, as the case may be, and the provisions of this instrument shall bind the parties mutually and their respective heirs, executors, administrators, legal representatives, successors and assigns.

             21. No oral statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or cancelled except by writing subscribed by all the parties.

             22. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

             23. This Lease shall, at the option of the holder or holders of any mortgage or mortgages now or hereafter placed upon the demised premises by Landlord, its successors and assigns, be subject and subordinate to the lien of any such mortgage or mortgages and Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease, in accordance with the foregoing, to the lien of any such mortgage or mortgages as shall be requested by the Landlord or any mortgagees or proposed mortgagees and hereby irrevocably appoints the Landlord the attorney-in-fact for the Tenant to execute and deliver any such instrument or instruments for and in the same name of the Tenant.

             24. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same convent or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Tenant's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

             25. The covenant to pay rent is hereby declared to be an independent covenant on the part of Tenant to be kept and performed and no offset thereto shall be permitted or allowed except as specifically stated in this Lease.

             26.  [Intentionally omitted.]

             27.  [Intentionally omitted.]


        See Rider attached hereto and incorporated by reference herein for additional provisions.



   SIGNED AND SEALED as of the day and year first written above.


   Landlord:  HUFCOR, INC.                 Tenant:  NEWCO, INC.


   By: /s/ Frank R. Scott                  By: /s/ Richard E. Ruegger
        Frank R. Scott                          Richard E. Ruegger
        Its:  Vice President                    Its:  Vice President

   Attest: /s/ Bernice Swenson             Attest: /s/ Brian Zeilinger
           Bernice Swenson                         Brian Zeilinger
   Its: Assistant Secretary                Its:  Vice President

                      RIDER TO LEASE DATED NOVEMBER 1, 1993
                                 BY AND BETWEEN
                             HUFCOR, INC., LANDLORD,
                                       AND
                               NEWCO, INC., TENANT

             28. Tenant shall have the non-exclusive right to use the parking lot of the Building for parking by Tenant, its employees, and invitees, and Tenant shall also have the non-exclusive right to use the hallways, sidewalks, restrooms and other common areas of the Building.

             29. Tenant shall have the option to extend the term of this Lease for one additional period of one (1) year commencing on November 1, 1994, and ending on October 31, 1995. The option may be exercised only by Tenant giving Landlord written notice thereof which is received by Landlord on or before August 1, 1994, time being of the essence; provided, however, Tenant shall be entitled to exercise the option granted herein and the term of this Lease shall, in fact, be extended by reason of such exercise, only if this Lease is in full force and effect and Tenant is not in default hereunder. In the event that the term of this Lease is in fact extended pursuant to the foregoing, then any such extension shall be upon all of the same terms and provisions contained in this Lease except the rent may be increased by Landlord to reflect any increased costs incurred by Landlord with respect to the leased premises. Landlord shall give Tenant written notice of any increase in rent within fifteen (15) days after receipt of Tenant's notice of exercise of an option and Tenant shall have the right to revoke its exercise of such option by written notice to Landlord which is received by Landlord within ten (10) days after receipt of Landlord's notice of the increase in rent, time being of the essence, in which event this Lease shall terminate at the end of the current term.

             30. A portion of the leased premises which may be used for limited production operations including welding, light assembly and painting. No change in the amount of floor area devoted to any use shall be made by Tenant or anyone occupying the leased premises without Landlord's prior written consent.

             31. Tenant shall, during the entire term of this Lease, comply with all applicable federal, state and local environmental laws, ordinances and all amendments thereto and rules and regulations implementing the same, together with all common law requirements, which relate to discharge, emissions, waste, nuisance, pollution control or the environment as the same shall be in existence during the term hereof. All of the foregoing laws, regulations and requirements are hereinafter referred to as "Environmental Laws." Tenant shall obtain all environmental licenses, permits, approvals, authorizations, exemptions, classifications, certificates and registrations (hereinafter collectively referred to as "Permits") and make all applicable filings required of Tenant under the Environmental Laws required by Tenant to operate at the leased premises. The permits and required filings shall be made available for inspection and copying by Landlord at Tenant's offices upon reasonable notice and during business hours. Tenant shall not cause or permit any flammable explosive, oil, contaminant, radioactive material, hazardous waste or material, toxic waste or material or any similar substance (hereinafter collectively referred to as "Hazardous Substances") to be brought upon, kept or used in or about the leased premises except for small quantities of such substances as is necessary for Tenant's business provided that Tenant shall handle, store, use and dispose of any such Hazardous Substance in compliance with all applicable laws and in a manner which is safe and does not contaminate the leased premises. Tenant agrees to indemnify and hold Landlord harmless from any liability, claim or injury, including attorneys' fees, arising out of Tenant's use, manufacture, handling, storage, disposal or release of any Hazardous Substances by Tenant, its agents and employees on, under or about the leased premises, including, without limitation, the cost of any required or necessary repair, remediation, clean-up or detoxification, or arising from an actual or alleged violation of Environmental Laws in connection with the occupancy of the leased premises by Tenant or any occupant of the leased premises or the operation of Tenant's business on the leased premises during the term of this Lease. The foregoing indemnification shall survive the expiration of the term of this Lease.

             32. Landlord shall maintain the roof, exterior walls and other exterior and structural portions of the Building and its public and common areas in good order, condition and repair. Landlord shall also maintain the plumbing and electrical lines and facilities to the point of entry to the leased premises. Tenant shall at all times during the Lease term make all other necessary repairs and replacements to the leased premises and the equipment located therein including but not limited to the doors, windows, dock enclosures, dock levelers, heating and other equipment and facilities servicing the leased premises, and Tenant shall be responsible for the maintenance and repair of all plumbing and electrical fixtures, equipment and facilities located within the leased premises which are not the responsibility of Landlord as set forth above. Notwithstanding the foregoing, provided that Tenant establishes and follows the usual and customary preventive maintenance program for the heating units and facilities servicing the leased premises and properly maintains such heating units and facilities, Landlord shall be responsible for the replacement of any such heating units and facilities when necessary. As used herein, "replacement" means the substitution of an entire operating unit of a fixture or equipment and not the component parts thereof. Notwithstanding anything to the contrary contained in this Paragraph, if any repair or replacement which Landlord is required to make hereunder results from the fault or neglect of Tenant, its agents, employees or invitees, then Tenant shall be responsible for the cost thereof. Landlord may make any repairs, alterations or improvements which Landlord may deem necessary for the preservation, safety or improvement of the Building. Tenant shall give Landlord written notice of the need for repairs to the leased premises which are the responsibility of Landlord under this Lease, and Landlord shall be under no liability for damage or injury, however caused, in the event of its failure to make such repairs unless it shall have received such notice from Tenant and failed to commence such repairs within a reasonable time after actual receipt of such notice.

             33. Landlord shall provide gas for heating and electricity for lighting the leased premises adequate for Tenant's warehouse uses. Electricity for Tenant's current production operations in the leased premises shall be billed on a monthly basis and paid by Tenant within ten
   (10) days after receipt of such billing. In the event that Tenant uses electricity in excess of that necessary for lighting purposes, Tenant shall pay to Landlord the costs thereof as and when billed by Landlord. Tenant shall, at its own cost and expense, pay for any other utility used and consumed in or about the leased premises. In no event shall Landlord be liable for an interruption or failure in the supply of any utility to the leased premises.

             34. Upon the termination of this Lease, by expiration or otherwise, Tenant shall peaceably and quietly surrender the leased premises in good order, condition and repair. All alterations, additions, improvements and fixtures which may be made or installed by either Landlord or Tenant upon the leased premises shall be the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof, provided, however, all trade fixtures, equipment or other unattached and movable personal property owned by Tenant (including the radius backdrop installed by Tenant) may (and upon Landlord's request shall) be removed from the leased premises by Tenant, provided that all the terms and conditions of this Lease have been compiled with, and provided, further, that Tenant shall promptly repair any and all damage caused by such removal at Tenant's sole expense. If the leased premises are not surrendered at the end of the term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the leased premises, including, without limitation, any claim made by any succeeding tenant founded on such delay. Tenant shall also surrender all keys for the leased premises.

             35. Tenant agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's trade fixtures, equipment and all other items of personal property located at the leased premises, in an amount equal to the actual replacement cost thereof. Tenant shall furnish Landlord with a certificate evidencing such coverage.

             36. Each party hereby expressly waives any right of recovery it may have against the other party for loss to the leased premises or Building or contents to either due to fire or any other peril covered by insurance, including such losses as may be due to the negligence of such other party, its agents or employees. Each party shall cause its insurance carriers to consent to such waiver of all rights of subrogation against the other party.

             37. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if personally delivered or if sent by certified mail, postage prepaid, return receipt requested as follows:


             To Landlord:   HUFCOR, Inc.
                            P. O. Box 591
                            1205 Norwood Road
                            Janesville, WI  53547
                            Attention:  Mr. Frank R. Scott

             To Tenant:     NEWCO, Inc.
                            1212 Barberry Drive
                            Janesville, WI  53545

   Either party may, by like notice at any time and from time to time, designate a different address to which notices shall be sent.

             38. Landlord shall be entitled to recover all costs and expenses and attorney fees that may be incurred or paid in enforcing the covenants and agreements of this Lease.

             39. This Lease shall be interpreted and construed in accordance with the laws of the State of Wisconsin.

             40. The parties acknowledge that Tenant presently occupies the leased premises under an existing month-to-month lease dated December 17, 1990, as amended. Landlord and Tenant agree that the term of such lease shall be deemed terminated and cancelled effective as of October 31, 1993, provided, however, Tenant shall remain liable for all liabilities and claims in any way connected with or arising out of the use or occupancy of the leased premises by Tenant up to and including such date.

             Exhibit A consists of graphic material that cannot be reproduced in an electronic filing. The narrative description of the omitted materials is as follows:


             Exhibit A consists of a floor plan of the building located at 2101 Kennedy Road, Janesville, Wisconsin, which identifies the approximately 45,000 square feet of floor area which is the subject of the Lease.

                                                               Conformed Copy

                  FIRST AMENDMENT TO INDUSTRIAL FACILITY LEASE

                              HUFCOR INC. BUILDING

        This first amendment, made and entered into this 25th day of October, 1994, by and between HUFCOR, Inc. (hereinafter referred to as "Lessor") and NEWCO, Inc., a Wisconsin corporation (hereinafter referred to as "Tenant"),

        Whereas, the parties hereto entered into an industrial facility lease (hereinafter referred to as the "Lease") with respective premises located in the building at 2101 Kennedy Road in the City of Janesville, Rock County, Wisconsin, which Lease is entitled "Lease" dated the first day of November, 1993, and

        Whereas, the parties hereto wish to amend such said Lease by increasing the leased square footage by approximately 15,000 square feet to a new total of approximately 60,000 square feet, by including the area shown on the attached Exhibit "A" and adjusting the base rent accordingly.

        Now, the parties agree as follows: the fixed monthly minimum rental is increased from $11,849.00 to $15,911.00 per month for the period November 1, 1994, through October 31, 1995.

        The space is provided to Tenant on an "as is" basis. The increased charges recited herein shall accrue and first be payable as of November 1, 1994. Except as otherwise provided above, all terms and conditions of the Lease dated November 1, 1993, shall remain unchanged.

        In witness hereof, Landlord and Tenant have signed and dated this amendment.

   TENANT:   NEWCO, INC.              LANDLORD: HUFCOR, INC.

   By:  /s/ Curt Cole                 By: /s/ James C. Landherr
        Curt Cole                          James C. Landherr
        V.P. Distribution                  V.P. Manufacturing

   Attest:                            Attest:

    /s/ Gregg A. Arneson               /s/ Frank R. Scott
   Gregg A. Arneson, Traffic/         Frank R. Scott, V.P. Finance
   Shipping Manager

   Date: October 25, 1994

             Exhibit A to First Amendment consists of graphic material that cannot be reproduced in an electronic filing. The narrative description of the omitted materials is as follows:


             Exhibit A to First Amendment consists of a floor plan of the building located at 2101 Kennedy Road, Janesville, Wisconsin, which identifies the new total of approximately 60,000 square feet of floor area which is the subject of the Lease.

                                                               Conformed Copy
                  THIRD AMENDMENT TO INDUSTRIAL FACILITY LEASE

                    HUFCOR, INC. BUILDING - 2101 KENNEDY ROAD

        This third amendment, made and entered into this 21st day of March, 1996, by and between HUFCOR, Inc. (hereinafter referred to as "Lessor") and NEWCO, Inc., a Wisconsin corporation (hereinafter referred to as "Tenant"),

        Whereas, the parties hereto entered into an industrial lease (hereinafter referred to as the "Lease") with respective premises located in the building at 2101 Kennedy Road in the City of Janesville, Rock County, Wisconsin, which Lease is entitled "Lease" dated the first day of November, 1993, and

        Whereas, the parties hereto wish to amend such said Lease by extending the term of the Lease as it relates to approximately 20,000 square feet as shown on Exhibit "A" and adjusting the base rent accordingly.

        Now, the parties agree to the following: the fixed monthly minimum rental will be $5,500.00 per month effective March 1, 1996.

        HUFCOR will not furnish any compressed air to the space leased by the Tenant.

        The space is provided to Tenant on an "as is" basis. The charges recited herein shall accrue and first be payable as of March 1, 1996. Except as otherwise provided above, all terms and conditions of the lease dated November 1, 1993, shall remain unchanged.

        In witness hereof, Landlord and Tenant have signed and dated this amendment.

   TENANT:   NEWCO, INC.              LANDLORD: HUFCOR, INC.

   By: /s/ Curt Cole                  By: /s/ James C. Landherr
        Curt Cole                          James C. Landherr
        V.P. Distribution                  V.P. Manufacturing

   Attest:                            Attest:

    /s/ Richard E. Ruegger            /s/ Frank R. Scott
        Richard E. Ruegger,                Frank R. Scott,
        V.P. Finance                       V.P. Finance

   Date: March 21, 1996

             Exhibit A to Third Amendment consists of graphic material that cannot be reproduced in an electronic filing. The narrative description of the omitted materials is as follows:


             Exhibit A to Third Amendment consists of a floor plan of the building located at 2101 Kennedy Road, Janesville, Wisconsin, which identifies the approximately 20,000 square feet of floor area with respect to which the lease term is extended pursuant to such Third Amendment.